Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Network-1 Technologies, Inc.
Corey M. Horowitz, Chairman and CEO
(917) 692-0000

NETWORK-1 REPORTS 2025 YEAR-END FINANCIAL RESULTS

New Canaan, Connecticut – March 13, 2026 – Network-1 Technologies, Inc. (NYSE American: NTIP) (“Network-1”), a company specializing in the acquisition, development, licensing and monetization of its intellectual property assets, today announced financial results for the year ended December 31, 2025.

Network-1 had revenue of $150,000 for the year ended December 31, 2025 as compared to revenue of $100,000 for the year ended December 31, 2024. Revenue in both 2025 and 2024 was from settlement agreements in litigations involving Network-1’s Remote Power Patent. Network-1’s operating expenses decreased by $265,000 in 2025 compared to 2024, primarily due to decreased professional fees and general and administrative expenses.

Interest and dividend income for 2025 was $1,844,000 as compared to $1,897,000 for 2024. In addition, in 2025 Network-1 recorded realized and unrealized gains on marketable securities of $277,000 as compared to $177,000 in 2024.

Network-1 reported a net loss of $2,420,000 or $0.11 per share, basic and diluted, for the year ended December 31, 2025, compared to a net loss of $3,034,000 or $0.13 per share, basic and diluted, for the year ended December 31, 2024. Included in net loss is Network-1’s share of the net loss of its equity method investee, ILiAD Biotechnologies, of $1,603,000 and $1,912,000 for the years ended 2025 and 2024, respectively.

In June 2025, Network-1 commenced patent litigation against Samsung Electronics Co., LTD and Samsung Electronics America, Inc.(collectively, “Samsung”) in the United States District Court for the Eastern District of Texas for infringement of certain patents in its M2M/IoT Patent Portfolio. The lawsuit alleges that Samsung infringes the asserted patents by supporting certain eSIM (embedded Subscriber Identification Module) and 5G technologies in its mobile devices, including its Galaxy smartphones, watches and tablets. A trial date has been scheduled for June 2027.

In September 2025, Network-1 commenced patent litigation on behalf of HFT Solutions, LLC, a wholly-owned subsidiary of Network-1, against Optiver US LLC and Optiver Trading US LLC in the U.S. District Court for the Western District of Texas, for infringement of certain patents in our HFT Patent Portfolio. A trial date has been scheduled for June 2027. The patents being asserted in this case are the same patents being asserted in our patent infringement cases against Citadel Securities, LLC and Jump Trading, LLC in the U.S. District Court for the Northern District of Illinois brought in December 2024.

On February 5, 2026, ILiAD Biotechnologies, Inc. completed a $115,000,000 preferred stock financing.  The financing was led by RA Capital Management with participation from new investors Janus Henderson Investors and BNP Paribas Asset Management Alts, as well as existing investors including a multi-national pharmaceutical company and AI Life Sciences. Following the closing of the financing, Network-1 owned approximately 3.1% of the outstanding shares on a non-fully diluted basis and approximately 2.5% of the outstanding shares on a fully diluted basis.  As a result of the closing of the financing and the conversion to a corporation, Network-1 will no longer account for its investment in ILiAD using the equity method of accounting and will use the fair value method of accounting.

At December 31, 2025, Network-1’s principal sources of liquidity consisted of cash, cash equivalents and marketable securities of $36,869,000 and working capital of $36,336,000. Management believes that based on Network-1’s current cash, cash equivalents and marketable securities positions, Network-1 will have sufficient liquidity to fund its operations for the foreseeable future.

Network-1’s dividend policy consists of semi-annual cash dividends of $0.05 per share ($0.10 per share annually) which have been paid in March and September of each year. In 2025, Network-1 continued to declare and pay dividends consistent with its dividend policy. Network-1’s dividend policy undergoes a periodic review by its Board of Directors and is subject to change at any time depending upon Network-1’s earnings, financial requirements and other factors existing at the time.

In June 2025, the Board of Directors of Network-1 authorized an extension and increase of its share repurchase program (“Share Repurchase Program”) to repurchase up to $5,000,000 of shares of its common stock over the subsequent 24 month period. During the year ended December 31, 2025, Network-1 repurchased an aggregate of 212,262 shares of its common stock at a cost of approximately $286,617 (exclusive of commissions) or an average price per share of $1.35. Since inception of its Share Repurchase Program (August 2011) to December 31, 2025, Network-1 has repurchased an aggregate of 10,586,494 shares of its common stock at a cost of approximately $20,269,971 (exclusive of commissions). Combined with the approximately $24,300,000 in dividends paid beginning in 2010 through December 31, 2025, Network-1 has returned, through such dividends and share repurchases, in excess of $44,500,000 to its shareholders.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the acquisition, development, licensing and protection of its intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns one-hundred nineteen (119) U.S. patents and fifteen (15) international patents covering various technologies, including enabling technology for authenticating and using eSIM technology in Internet of Things (“IoT”) Machine-to-Machine and other mobile devices, certain advanced technologies related to high frequency trading, technologies relating to document stream operating systems and the identification of media content and enabling technology to support, among other things, the interoperability of smart home IoT devices. Network-1's current strategy includes efforts to monetize four patent portfolios (the M2M/IoT, HFT, Cox and Smart Home portfolios). Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent generated licensing revenue in excess of $188,000,000 from May 2007 through December 31, 2025. Network-1 achieved licensing and other revenue of $47,150,000 through December 31, 2025 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on March 13, 2026, Network-1’s uncertain revenue from licensing its intellectual property, uncertainty as to the outcome of pending litigation involving Network-1’s HFT Patent Portfolio and its M2M/IoT Patent Portfolio, whether Network-1 will be successful in its appeal to the Federal Circuit of the District Court judgment of non-infringement dismissing Network-1’s litigation against Google and YouTube involving certain patents within its Cox Patent Portfolio, the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, M2M/IoT Patent Portfolio, HFT Patent Portfolio and Smart Home Portfolio, as well as a successful outcome on its investment in ILiAD Biotechnologies, Inc. or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue to be paid, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

Network-1’s Consolidated Statements of Operations and Consolidated Balance Sheet are attached.

NETWORK-1 TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	Years Ended December 31,
	2025	2024
REVENUE	$150,000	$100,000

OPERATING EXPENSES:
Costs of revenue	42,000	28,000
Professional fees and related costs	788,000	959,000
General and administrative	2,485,000	2,614,000
Amortization of patents	141,000	120,000

TOTAL OPERATING EXPENSES	3,456,000	3,721,000

OPERATING LOSS	(3,306,000)	(3,621,000)
OTHER INCOME
Interest and dividend income, net	1,844,000	1,897,000
Net realized and unrealized gain on marketable securities	277,000	177,000
Total other income, net	2,121,000	2,074,000

LOSS BEFORE INCOME TAXES AND SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	(1,185,000)	(1,547,000)

INCOME TAXES PROVISION:
Current	(31,000)	—
Deferred taxes, net	(337,000)	(425,000)
Total income taxes benefit	(368,000)	(425,000)
LOSS BEFORE SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE:	(817,000)	(1,122,000)

SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	(1,603,000)	(1,912,000)
NET LOSS	$(2,420,000)	$(3,034,000)

Net Loss Per Share:
Basic	$(0.11)	$(0.13)
Diluted	$(0.11)	$(0.13)

Weighted average common shares outstanding:
Basic	22,848,402	23,250,224
Diluted	22,848,402	23,250,224
Cash dividends declared per share	$0.10	$0.10

NETWORK-1 TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	December 31,
	2025	2024
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$13,402,000	$13,145,000
Marketable securities, at fair value	23,467,000	27,455,000
Other current assets	237,000	232,000
Total Current Assets	37,106,000	40,832,000
OTHER ASSETS:
Patents, net of accumulated amortization	1,479,000	1,205,000
Equity method investment	1,734,000	3,337,000
Operating leases right of use asset	—	27,000
Security deposits	13,000	13,000
Total Other Assets	3,226,000	4,582,000
TOTAL ASSETS	$40,332,000	$45,414,000
LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Accounts payable	$253,000	$203,000
Accrued payroll	289,000	292,000
Other accrued expenses	228,000	247,000
Operating lease obligations	—	24,000

Total Current Liabilities	770,000	766,000

LONG TERM LIABILITIES:
Deferred tax liability	—	337,000
TOTAL LIABILITIES	770,000	1,103,000

COMMITMENTS AND CONTINGENCIES (See Note I)

STOCKHOLDERS' EQUITY

Preferred stock, $0.01 par value; authorized 10,000,000 shares; none issued and outstanding at December 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value; authorized 50,000,000 shares; 22,824,009 and 22,961,619 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	228,000	229,000
Additional paid-in capital	63,426,000	65,455,000
Accumulated deficit	(24,092,000	(21,373,000)

TOTAL STOCKHOLDERS’ EQUITY	39,562,000	44,311,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$40,332,000	$45,414,000